                                                                  Exhibit(a)(ii)

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                      SCUDDER COMMODITIES STOCK FUND, INC.

            Scudder Commodities Stock Fund, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:

            FIRST: Article II of the Charter of the Corporation is amended to read as follows:

                                   "ARTICLE II

                                      NAME

            The name of the corporation is Scudder Global Commodities Stock Fund, Inc."

            SECOND: The above amendment to the Charter was approved by the Board of Directors. The amendment is limited to a change expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as a closed-end investment company under the Investment Company Act of 1940, as amended.

            THIRD: The above amendment to the Charter shall become effective upon filing with the Department of Assessments and Taxation.

            IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.

DATE: August 10, 2004                     /s/ John Millette
                                          -------------------------------------
                                          Name:  John Millette
                                          Title:  Vice President and Secretary

ATTEST:

/s/ Caroline Pearson
---------------------------------
   Name:  Caroline Pearson
   Title:  Assistant Secretary